Exhibit 10.5

Power of Attorney

I, ZHANG Yi, a PRC citizen with identity card number of ***, have executed this POWER OF ATTORNEY on April 11, 2018. This Power of Attorney shall take effect from the date of execution. I own 100% of the entire registered capital of Shanghai Zhangda Education Technology Co., Ltd.. (hereinafter referred to as “ Shanghai Zhangda” or the “Company”) as of the date hereof.

In respect of equity interests held by me in Shanghai Zhangda now and in the future (hereinafter referred to as “My Equity Interests”), I hereby irrevocably authorize Shanghai Zhangxue Education Technology Co., Ltd. (hereinafter referred to as “WFOE”) or such person as it may designate at its sole discretion (including successors thereof, including liquidators (if relevant, in place of the WFOE) to act as my exclusive agent and attorney during the term of this Power of Attorney, to exercise on my behalf all the rights under relevant laws and regulations and the Articles of Association in respect of My Equity Interests, including without limitation to the following rights (collectively, the “Shareholder Rights”):

(a)	To propose the holding, convening and attending shareholders’ meetings of the Company;

(b)	To receive any notices of convening of shareholders’ meetings and relevant proceedings;

(c)	To execute and deliver in my name and on my behalf as a Shareholder any written resolutions;

(d)

To vote, whether in person or by proxy, on any matters discussed at the shareholders’ meeting (including but not limited to the sale, transfer, mortgage, pledge or disposition of any or all assets of the Company);

(e)	To sell, transfer, pledge or otherwise dispose of any or all of my equity interests in the Company;

(f)	To nominate, elect, designate or appoint or remove legal representative, directors, general manager, chief financial officer, supervisor and other senior officers of the Company;

(g)	To supervise the Company’s operating performance; To approve annual budget or declare dividends, and access to financial information of the Company at any time;

(h)	To execute and deliver in the name and on behalf of the Shareholder any written resolutions and minutes;

(i)	To approve the filing of any registration documents by the Company with any governmental authorities;

(j)	To exercise voting rights on behalf of the Shareholder on the liquidation of the Company;

(k)	To initiate shareholder action or take other legal actions against any director or officer of the Company who acts in a manner which is detrimental to the interests of the Company or its Shareholders;

(l)	To approve any amendment to the Articles of Association of the Company; and

(m)	To exercise any other rights granted to the Shareholder under the Articles of Association of the Company or applicable laws and regulations.

I hereby further agree and undertake that:

Without limiting the generality of the powers granted hereunder, WFOE has the power to, on behalf of myself, execute all the documents I shall sign as stipulated in the Exclusive Option Agreement dated April 11, 2018 among me, the WFOE, Shanghai Zhangda and the Equity Pledge Agreement dated April 11, 2018 among me, the WFOE, Shanghai Zhangda (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents on schedule.

All the actions associated with My Equity Interests conducted by the WFOE shall be deemed as my own actions, and all the documents related to My Equity Interests executed by the WFOE shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by the WFOE. All the actions taken by the WFOE with respect to My Equity Interests may be made by the WFOE at its own discretion and without any oral or written instructions by me.

The WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, the WFOE shall designate a PRC citizen or other person or entity to exercise the aforementioned rights. As soon as the WFOE notifies me in writing that it assigns its rights under this Power of Attorney to a third party, I will withdraw all the powers of attorney hereby made to the WFOE immediately and execute the form of this Power of Attorney immediately, to authorize and entrust others nominated by the WFOE in the same substance as this Power of Attorney.

I hereby acknowledge, undertake and warrant that in the event of my death, disability or occurrence of any events that might affect my exercise of shareholder rights in Shanghai Zhangda, my heir, guardian or any other person who is entitled to claim rights or interests in the equity interests in Shanghai Zhangda held by me shall be deemed to be a signing Party hereto and succeed to all my rights and obligations under this Power of Attorney.

I confirm that my spouse has executed the Transaction Documents and this Power of Attorney; I and my spouse agree that the equity interests is my personal property and shall not constitute the joint property of me and my spouse; and My spouse agrees that I may deal with my equity interests alone without the consent of my spouse, and may enjoy and perform my rights and obligations under the Transaction Documents and this Power of Attorney. In the event of divorce between myself and my spouse, the equity interests held by me in the domestic enterprises shall be deemed as my personal property and shall not constitute the joint property of me and my spouse. I will take measures to ensure and perform the Transaction Documents and this Power of Attorney, and will not take any action against the Transaction Documents and this Power of Attorney.

I undertake not to engage in any action contrary to the purpose or intent of the Transaction Documents and this Power of Attorney or any action or omission that may result in conflict of interests between the WFOE and Shanghai Zhangda or its subsidiaries; in the event of conflict of interests, I shall support the WFOE’s lawful interests and perform all reasonable acts required by the WFOE. I undertake that without the prior written consent of the WFOE, I will not directly or indirectly participate, be involved in, engage or own, or use the information obtained from the WFOE to participate in, be involved in, engage or own any business that competes or may compete with the business of Shanghai Zhangda or its affiliates, and I will not hold or obtain any interest in the business that competes or may compete with the business of Shanghai Zhangda or its affiliates.

During the period so long as I am a shareholder of Shanghai Zhangda, this Power of Attorney shall be irrevocable and continue to be effective, unless the WFOE indicates to the contrary in writing.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Equity Interests, which have been authorized to the WFOE through this Power of Attorney, and shall not exercise such rights by myself.

The execution, effectiveness, construction, performance, amendment and termination of this Power of Attorney and the resolution of disputes hereunder shall be governed by the laws of PRC. In the event of any dispute with respect to the construction and performance of this Power of Attorney, the signing Parties of this Power of Attorney shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within thirty (30) days after either Party’s request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the Shanghai International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Shanghai, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

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(Signature Page of Power of Attorney)

Signature:	/s/ ZHANG Yi

Name:	ZHANG Yi

Shanghai Zhangda – Power of Attorney – Signature Page

Shanghai Zhangxue Education Technology Co., Ltd. hereby agrees and accepts this Power of Attorney:

Shanghai Zhangxue Education Technology Co., Ltd. (Seal)

/s/ Shanghai Zhangxue Education Technology Co., Ltd.
Seal of Shanghai Zhangxue Education Technology Co., Ltd.

Signature:	/s/ ZHANG Yi
Name:	ZHANG Yi (张翼)
Title:	Legal Representative

Shanghai Zhangda Education Technology Co., Ltd. hereby agrees and acknowledges this Power of Attorney:

Shanghai Zhangda Education Technology Co., Ltd. (Seal)

/s/ Shanghai Zhangda Education Technology Co., Ltd.
Seal of Shanghai Zhangda Education Technology Co., Ltd.

Signature:	/s/ ZHANG Yi
Name:	ZHANG Yi (张翼)
Title:	Legal Representative

Shanghai Zhangda – Power of Attorney – Signature Page